EXHIBIT 10.3

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Supply Agreement

Date: June 23, 2010

Supply Agreement

between

S&W Seed Company and subsidiaries,

25552 South Butte Avenue

Five Points, CA 93624
USA

as Supplier

and

PureCircle Sdn Bhd

Unit 19-03-02, 3rd Floor, PNB Damansara,

No.19, Lorong Dungun, Damansara Heights
50490 Kuala Lumpur, Malaysia

as Customer

relating to

Supply of Stevia Leaves

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THIS AGREEMENT is dated as of June 23, 2010 and made

BETWEEN:

(1)           S&W Seed Company, and its subsidiaries, (the “Supplier”), incorporated in Delaware, USA, whose registered office is at 25552 South Butte Ave., Five Points, California, USA ; and

(2)           PureCircle Sdn Bhd, (the “Customer”), (Company No. 578803-K) a limited liability company incorporated in Malaysia whose Malaysian registered office is at 3A-12, Perdana The Place, No. 1 Jalan PJU 8/5G, Damansara Perdana, 47820 Petaling Jaya, Selangor Darul Ehsan, Malaysia.

WHEREAS:

(A)          The Supplier carries on the business of engaging in agriculture and related ancillary businesses and Supplier has competent techniques, capacity and qualifications for, and intends to engage and invest in the growing of Stevia. Supplier has represented that it has plans to conduct logistical services and encourage growers to develop commercial scale propagation and stevia plantations.

(B)          The Customer carries on the business of Stevia leaf purchasing, nursery operations and the extraction and refining of Stevia based products (“Business”), and based on representation by Supplier in recital (A) above is desirous to entrust Supplier to produce Products (as defined herein) and purchase the Products from the Supplier for that Business.

(C)         The Supplier is desirous to plant Stevia Seedlings, encourage planting, provide technical support to the growers and supply the Products only to the Customer to the exclusion of other customers and the Customer is desirous to purchase all the volume produced by Supplier on the terms and conditions as set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.            Interpretation

1.1          Definitions

In this Agreement, unless the context otherwise requires:

“Business Day” means a day, other than a Saturday or Sunday, on which banks are open for ordinary banking business in Malaysia.

“Companies Act” means the Malaysian Companies Act 1965.

“Parties” means, collectively, the Supplier and the Customer, and the term “Party” shall refer to either of them as the context may require.

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“Products” means the products set out in Schedule 1.

“Reb A” means Rebaudioside A.

“Specification” means the specification of the Products set out in Schedule 2 or any other specification of the Products agreed in writing between the Supplier and the Customer from time to time.

“Stevia Seedlings” means suitable stevia planting materials (ie cutting/roots).

“Year” means any reference to a “year” is to that year in accordance with the Gregorian calendar.

“US$” means the United States dollar

In this Agreement where the context admits:

(A)          “subsidiary” and “holding company” shall have the same respective meanings as in the Companies Act and “Subsidiary” shall mean a subsidiary of the Company ;

(B)          references to, or to any provision of, any treaty, statute, directive, regulation, decision, order, instrument, by-law, or any other law of, or having effect in, any jurisdiction (“Laws”) shall be construed also as references to all other Laws made under the Law referred to, and to all such Laws as for the time being amended, re-enacted (with or without amendment), consolidated or replaced or as their application is modified by other Laws from time to time;

(C)          references to clauses and schedules are references to the clauses of and schedules to this Agreement and references to this Agreement include the schedules and the Agreed Form documents;

(D)          references to the singular shall include the plural and vice versa and references to the masculine, the feminine and the neuter shall include each other such gender;

(E)           “person” includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality; and

(F)           “company” includes any body corporate.

1.2          Headings

The headings and sub-headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.3          Schedules

Each of the schedules shall have effect as if set out herein.

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2.            Ordering and Sale of the Products

2.1          During the continuance of this Agreement, the Supplier shall sell and the Customer shall purchase all Products produced by the Supplier from seeds, plants and plant materials sourced from Customer or his agents, subject to the terms and conditions of this Agreement.

2.2          Customer will purchase Product produced in the United States by the Supplier or his contractors, dry leaf for the first two years under the same conditions of price, shipping terms, and quality as defined in this agreement.

2.3          The Supplier shall sell the Products only to the Customer to the exclusion of other customers on the terms and conditions as set out in this Agreement subject to the availability of the Products produced by the Supplier.  The Customer is obliged to purchase all the Products produced and/or supplied by the Supplier subject to clause 2.1, up to 130% of the volumes as described in clause 3.6.  If the Supplier produces volumes in excess of 130% of those described in clause 3.6 (“Excess Volumes”), then the Customer shall have the right of first refusal to purchase said Excess Volumes.  The Customer shall, in good faith, endeavour to purchase such Excess Volumes, but is not obliged to do so.  For all volumes for which the Customer does not purchase within the period specified by the Supplier, the Supplier may sell to another party provided that details of such Party is notified to the Customer and such sale is made at the same terms and conditions as first offered to the Customer.

2.4          Subject to Clause 2.3 above, if the Customer fails to purchase all the Products from the Supplier, then the Customer shall be deemed to be in breach of this contract pursuant to clause 8.2.

2.5          If the Supplier is unable to supply at least 50% of the Products to the Customer as agreed to be supplied as describe in Appendix C (Production Estimates), the Supplier shall be deemed to be in breach of this contract pursuant to clause 8.2 (a) herein but the Supplier shall not be liable to the Customer for any damages.

3.            Specification and Quantity of the Products

3.1          All Products sold by the Supplier to the Customer pursuant to this Agreement shall conform in all respects to the Specification.

3.2          The Supplier must, at all times, follow the national laws in the country in which it is operating. These laws include but is not limited to labor, minimum pay, environmental, and the use of agrichemicals.

3.3          The Supplier and the Customer shall review and agree on or before 30th September of each Year on any subsequent revisions to the Specification of the Products applicable for the forthcoming Calendar Year. In the event both parties cannot come to an agreement on the terms of the revisions to the Specifications of the Products, the provisions in the Specification in Schedule 2 herein shall continue to apply.

3.4          The Supplier will permit the Customer or the Customer’s representative at all reasonable times to enter the Supplier’s premises and growing sites for the purpose of inspecting the

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Products and Stevia Seedlings and the processing, packaging and storage operation (whether or not owned by the Supplier) relating to the Products and Stevia Seedlings, and will as reasonably requested by the Customer, supply without cost random samples of the Products and Stevia Seedlings for testing by the Customer or its representatives, to ensure that the growing conditions of the Stevia Seedlings and Products conform with the Customer’s requirements and that the Products and Stevia Seedlings will meet with the Specifications.

3.5          The Supplier may consult with the Customer from time to time during the continuance of this Agreement in order to ensure that the Specification of the Products to be sold by the Supplier to the Customer is acceptable to the Customer.  Any amendments to the Specification or to the growing conditions of the Products shall be agreed in writing by both Parties. The Customer shall provide agronomic support to the Supplier as and when required by the Customer to do so and the costs of such agronomic support shall be borne solely by the Customer.

3.6          Subject to clause 8.1, the Supplier and the Customer shall review and on or before 30th September of each Year on the quantity of the Products to be supplied by the Supplier to the Customer in the forthcoming Year and the Supplier shall provide the Customer with prior written notice at any time during the year following the revision if it has reason to believe that it would be unable to fulfil its forecast volumes under this clause.

3.7          The Customer, may, at its discretion, provide the Supplier with planting material, seedlings, plants, seeds, or other stevia plants (hereafter “Planting Material”) for trial.  Because the quality characteristics of dried leaf are determined not only by the planting material, but also by the location, climate, and cultivation practices of the supplier, the Customer does not warrant or guarantee that said Planting Material can or will meet the quality specifications when grown by the supplier.

4.            Manufacture and Delivery of the Products

4.1          Delivery of the Products shall be at terms FOB port of choice of the Customer, California, USA until such time as Customer shall construct extraction facilities in the Americas.  The Customer shall, at their expense, import, clear and provide all activities to nationalize the product into China.  The Supplier shall provide all necessary documents required for Customer to export, to facilitate the timely clearing of the product.  Supplier is to provide, using an agreed upon sampling procedure,  a representative sample of the export load via courier service for HPLC analysis to Customer prior to delivery of product to port for approval by the Customer.

4.2          If for operational reasons the Customer requires the delivery of the Product to an alternative port than the one selected by Supplier, then the Customer shall give the Supplier one (1) month’s notice in writing and the Customer is responsible for any additional shipping costs above.  Subject to the provisions herein, the Customer may, at any time, change the delivery location, at its discretion.

4.3          The Supplier shall ensure that the Products are thoroughly inspected and meet the Specifications prior to the delivery of the Products as described in clause 4.1. Anytime prior to shipping of the Products, the Customer shall extract samples of the Product at the

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Supplier’s warehouse and/or farms or any other warehouses and/or farms to be confirmed by the Supplier to determine the quality of the Products. The Customer shall confirm the quality of the Products in writing to enable the Supplier to issue the invoices for the Customer’s payment and import and export of the Product accordingly. If the Supplier is not satisfied with the test result provided by the Customer, the Supplier reserves the right to obtain an independent test and shall be liable for all such additional costs. In the event of inconsistencies between the Customer’s test result and the independent test result, then the results from a mutually agreed upon independent lab shall prevail. Such confirmation of quality by the Customer and/or the independent test report shall be final and neither the supplier nor the Customer is entitled to further dispute the quality of the Products and/or to challenge the invoice amount.

4.4          Risk in, responsibility, property and title to the Products shall pass to the Customer once the Products crosses the rail at the Port of choice in California, USA (or other acceptable port).  Upon release of the Bill of Lading, 50% payment for the crop shall be invoiced and immediately becomes due and payable, the remaining 50% becomes due and payable by the Customer to the Supplier upon clearing Guangzhou or Shenzen Port in China, (as per the payment terms in clause 5.3). For the avoidance of doubt, the costs of unloading the Products from the ship to the port of destination shall be borne by the Customer.

4.5          The delivery of the Products by the Supplier to the Customer shall be in packing sizes and material agreed to by both parties in writing. The Customer shall be entitled under this Agreement to net off the packaging material weight. The cost for the packaging shall be paid by the Supplier.

4.6          If the Customer rejects any delivery of the Products which is not in conformity with the Specification (“Defective Products”), (without prejudice to clause 8.2 or 8.4) the Customer may still proceed to buy the Defective Products from the Supplier at such price to be mutually agreed between the Supplier and the Customer. In the event that the Customer does not purchase the Defective Products (without any obligations or liability by the Customer to the Supplier), then the following shall occur:

a)    The Supplier shall pay the Customer all the monies paid by the Customer for the respective Products supplied by Customer to Supplier; and

b)    Supplier can sell the same to such third party provided the proceeds from that sale shall be utilised in priority to pay the Customer all the monies paid by the Customer for the respective Products; all remaining proceeds will be paid to the Supplier.

5.            Price of the Products and Stevia Seedlings and Payment

5.1          The initial price to be charged by the Supplier to the Customer in respect of the Products is as set out in Schedule 3. The price will be revised on yearly basis following the first two years of the contract.

5.2          Subject to Schedule 3 and clause 8.3, the Supplier and the Customer shall review and on or before 30th September of each Year on any subsequent revisions to the Price.  The first revision shall be by 30th September, 2012, for prices in effect January 1st, 2013.  The

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Supplier and Customer shall not act unreasonably to frustrate or terminate the negotiations of the pricing mechanism of the Products for the forthcoming year.

5.3          The Customer hereby agrees and covenants to forthwith pay to the Supplier the amount stated in the invoices and ensures that the Supplier receives such payment within fifteen (15) Working Days from the date of the release of the Bill of Lading for the Products, 50% when it crosses the rail from the dock to ship and the remaining 50% when Product crossing from ship into the port of destination (provided that the Customer reserves the right to set off the payment against the Defective Products), failing which the Customer shall pay to the Supplier late interest payment of five percentage (5%) per annum on the outstanding amount from the date the payment is due to the date of full settlement.

5.4          If the Customer fails to pay for the Products together with the late interest payment, if any, by the time stipulated in Clause 5.2 and 5.3 herein, the Customer shall be deemed to be in breach of this agreement and the Supplier may choose not to supply any of the Products to the Customer until all outstanding invoices are paid by the Customer (subject that the Products cannot be supplied to any third party without the written approval of the Customer) and/or to terminate this agreement.

6.            Confidentiality

6.1          Subject to the provisions of clauses 6.2 and 6.3, each party:

(A)          shall treat as strictly confidential and use solely for the purposes contemplated by this Agreement all information, whether technical or commercial, obtained or received by it as a result of entering into or performing its obligations under this Agreement and relating to the negotiations relating to, or the provisions or subject matter of, this Agreement or any other party to it (“confidential information”);

(B)          shall not, except with the prior written consent of the party from whom the confidential information was obtained publish or otherwise disclose to any person any confidential information except for the purposes contemplated by this Agreement; and

(C)          where any of the confidential information is also privileged, the waiver of such privilege is limited to the purposes of this agreement and does not and is not intended to result in any wider waiver of the privilege and each party shall take all reasonable steps to protect the privilege of the other party in its respective confidential information and shall advice the other party promptly in writing if any step is taken by any other person to obtain any privileged confidential information of the other party.

6.2          Permitted disclosures

Each party may disclose confidential information which would otherwise be subject to clause 6.1 if, and only to the extent that it can demonstrate that:

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(A)          such disclosure is required by law or by any securities exchange or regulatory or governmental body having jurisdiction over it, wherever situated, and whether or not the requirement has the force of law;

(B)          the confidential information was lawfully in its possession prior to its disclosure by the other party (as evidenced by written records) and had not been obtained from the other party;

(C)          the confidential information has come into the public domain other than through its fault or the fault of any person to whom the confidential information has been disclosed in accordance with clause 6.1;

Provided that any such disclosure shall not be made without prior consultation with the party from whom the confidential information was obtained.

6.3          Disclosures to certain parties

Each party may for the purposes contemplated by this Agreement disclose confidential information to the following persons or any of them, provided that a written confidentiality undertaking in a form equivalent to clause 6.1 has been obtained from such person:

(A)          its professional advisers, auditors, bankers and insurers, acting as such; and

(B)          its directors, officers, senior employees and sub-contractors.

Further to the above, the Customer shall prepare a Contract Verification Letter for this agreement for general disclosure by the Supplier for verification of this agreement.

6.4          Survival of restrictions

The restrictions contained in this contract shall survive the termination of this Agreement and shall continue for two years from the date of termination.

7.            Warranties

The Supplier hereby separately represents warrants and undertakes for itself to and with the Customers and its successors in title as follows:

(A)          The Supplier has full legal right, power and authority to execute, deliver and perform their obligations under this Agreement; and

(B)          There is no provision of any existing contract, agreement or instrument binding the Supplier which has been or would be contravened by the execution and delivery of this Agreement or by the performance or observance by the Supplier of any of the terms hereof.

The Customer hereby separately represents warrants and undertakes for itself to and with the Supplier and its successors in title as follows:

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(A)          The Customer has full legal right, power and authority to execute, deliver and perform their obligations under this Agreement; and

(B)          There is no provision of any existing contract, agreement or instrument binding the Customer which has been or would be contravened by the execution and delivery of this Agreement or by the performance or observance by the Customer of any of the terms hereof.

8.            Term and Termination

8.1          This Agreement shall come into force on May 31, 2010 and, subject to earlier termination pursuant to clauses 12.4, 8.2 or 8.3 below, shall continue in force for a period of five (5) Years (“Term”) but the price, specifications, and quantity of the Products to be supplied by the Supplier to the Customer shall be negotiated by the parties on a yearly basis.

8.2          Either party may terminate this Agreement forthwith by giving written notice to the other in any of the following events:

(A)          if the other party commits any material breach of any of the terms and conditions of this Agreement and fails to remedy that breach (if capable of remedy) within one month after notice from the other party requiring it to be remedied and giving full particulars of the breach; or

(B)          if the other party has a winding up petition presented against it or enters into liquidation whether compulsory or voluntary (except for the purposes of bona fide reconstruction or amalgamation with the prior approval of the other party), or compounds with or makes any arrangement with its creditors or makes a general assignment for the benefit of its creditors, or if it has a receiver, manager, administrative receiver or administrator appointed over the whole or substantially the whole of its undertaking or assets, or if it has an administration petition presented or administration application made against it or a notice of intention to appoint an administrator has been given to any person or if it ceases or threatens to cease to carry on its business, or makes any material change in its business, or if it suffers any analogous process under any foreign law.

8.3          The Customer is at liberty to terminate the Agreement without any liability whatsoever to the Supplier if the review of the Specifications (as ascribed in clause 3.2 hereto); or the Pricing (as ascribed in clause 5.2 hereto) is not agreed between the Supplier and the Customer in writing at least 60 days prior to the end of each Year.

8.4          Consequences of Termination

Upon termination in accordance with this clause 8 or clause 12.4:

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(A)          the rights and obligations of the parties under this Agreement shall terminate and be of no future effect, except that clauses 1, 6 and 11 shall remain in full force and effect;

(B)          any rights or obligations to which any of the parties to this Agreement may be entitled or be subject before such termination shall remain in full force and effect;

(C)          termination shall not affect or prejudice any right to damages or other remedy which the terminating party may have in respect of the event which gave rise to the termination or any other right to damages or other remedy which any party may have in respect of any breach of this Agreement which existed at or before the date of termination.

9.            Limitation of Liability

9.1          The provisions of this clause 9 set out the entire financial liability of the Supplier (including any liability for the acts or omissions of its employees, agents and sub-contractors) to the Customer in respect of:

(A)          any breach of this Agreement; and

(B)          any representation, statement or tortious act or omission including negligence arising under or in connection with this Agreement;

(C)          Product liability, Product safety only as it pertains to any specific act of negligence traceable to the supplier;

(D)          voluntary or involuntary recall of the Products only as it pertains to any specific act of negligence traceable to the supplier;

10.          Provisions relating to this Agreement

10.1        Assignment

Either party must have the prior written consent of the other party to assign all or any part of its rights and benefits under this Agreement to a third party.  No consent shall be required for such an assignment to any subsidiary, Affiliate, or holding company of either party to its affiliate so long as the assignment does not result in a change to the conditions of the agreement in any way.

10.2        Sub-contracting

The Supplier shall be entitled to carry out its obligations under this Agreement through agents or sub-contractors.

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10.3         Entire Agreement

(A)          This Agreement, together with any documents referred to in it, constitutes the whole agreement between the parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter, and can be amended only by written agreement amongst the Parties.

(B)           The Parties acknowledge that they have not been induced to enter into this Agreement by any representation or warranty other than those contained in this Agreement and, having negotiated and freely entered into this Agreement, agree that they shall have no remedy in respect of any other such representation or warranty except in the case of fraud.  The Parties acknowledge that their legal advisers have explained to them the effect of this clause.

(C)           No variation of this Agreement shall be effective unless made in writing and signed by each of the parties.

10.4         Rights etc cumulative and other matters

(A)         The rights, powers, privileges and remedies provided in this Agreement are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

(B)         No failure to exercise nor any delay in exercising by any party to this Agreement of any right, power, privilege or remedy under this Agreement shall impair or operate as a waiver thereof in whole or in part.

(C)         No single or partial exercise of any right, power privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, powers, privilege or remedy.

10.5         Costs

Subject to any express provisions to the contrary each party to this Agreement shall pay its own costs of and incidental to the negotiation, preparation, execution and carrying into effect of this Agreement.

10.6         Invalidity

If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

10.7         Notices

(A)          Any notice (which term shall in this clause include any other communication) required to be given under this Agreement or in connection with the matters

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contemplated by it shall, except where otherwise specifically provided, be in writing in the English language.

(B)           Any such notice shall be addressed as provided in clause 10.8(C) and may be:

(1)        personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address if it is delivered not later than 17.00 hours on a Business Day, or, if it is delivered later than 17.00 hours on a Business Day or at any time on a day which is not a Business Day, at 09.00 hours on the next Business Day; or

(2)        if within United States of America , sent by first class pre-paid post, in which case it shall be deemed to have been given two Business Days after the date of posting; or

(3)        if from or to any place outside the United States of America, sent by pre-paid airmail, or by air courier in which case it shall be deemed to have been given seven Business Days after the date of posting in the case of airmail or two Business Days after delivery to the courier, in the case of air courier;

(4)        sent by facsimile, in which case it shall be deemed to have been given when despatched, subject to confirmation of uninterrupted transmission by a transmission report provided that any notice despatched by facsimile after 17.00 hours on any Business Day or at any time on a day which is not a Business Day shall be deemed to have been given at 09.00 on the next Business Day; or

(5)        sent by electronic mail, in which case, it shall be deemed to be given when received but subject to the same provisions regarding receipt after 17.00 hours as apply to notices sent by facsimile;

(C)           The addresses and other details of the parties referred to in clause 10.8(B) are, subject to clause 10.8(D):

Name:     SW SEED COMPANY

For the attention of:  Chief Executive Officer

Address:

25552 South Butte Avenue

Five Points, CA 93624

Mailing Address:

P.O. Box 235

Five Points, CA 93624

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Name:     PureCircle Sdn. Bhd

For the attention of: Vice President Leaf Procurement

Address:

Unit 19-03-02, 3rd Floor

PNB Damansara

No. 19, Lorong Dungun

50490  Kuala Lumpur

Malaysia

Facsimile number: +603 20937333

E-mail address:

(D)          Any party to this Agreement may notify the other party of any change to the address or any of the other details specified in clause 10.8(C), provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.

10.8         Relationship of the parties

(A)          Nothing in this Agreement shall constitute, or be deemed to constitute, a partnership between the parties nor, except as expressly provided, shall it constitute, or be deemed to constitute, any party the agent of any other party for any purpose.

(B)           Subject to any express provisions to the contrary in this Agreement, neither Party shall have the right or authority to and shall not do any act, enter into any contract, make any representation, give any warranty, incur any liability, assume any obligation, whether express or implied, of any kind on behalf of the other Party or bind the other Party in any way.

11.           Law and Jurisdiction

11.1         USA law

This Agreement shall be governed by, and construed in accordance with, USA law.

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11.2         The Supplier shall comply strictly with all applicable requirements relating with occupational safety and health legislation or similar laws in the United States, and the relevant rules and regulations thereunder.

11.3         Jurisdiction

In relation to any legal action or proceedings arising out of or in connection with this Agreement (“Proceedings”), each of the parties irrevocably submits to the non-exclusive jurisdiction of the US, courts and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum.

11.4         Arbitration

(A)          Any dispute or difference arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination and regardless of the nature of such dispute or difference, shall be referred to and finally resolved by arbitration under the JAMS system which Rules are deemed to be incorporated by reference into this Clause, and:

(1)        the number of arbitrators shall be three, one of whom shall be appointed by the party asserting a claim against the other party, one of whom shall be appointed by the party against whom a claim has been asserted, and the third of whom shall be selected by mutual agreement, if possible, within thirty days of the selection of the second arbitrator and failing which by the administering authority.  In the event the party against whom a claim has been asserted fails to appoint the second arbitrator within 15 days after the first arbitrator is appointed by the Party asserting a claim, then the administering authority shall select the second and third arbitrators after expiration of the said 15 days;

(2)        the seat of arbitration shall be Seattle, USA;

(3)        the language to be used in the arbitral proceedings shall be English.

12.           Force Majeure

12.1         Effect of force majeure

Neither party shall be deemed to be in breach of this Agreement or otherwise liable to the other as a result of any delay or failure in the performance of its obligations under this Agreement if and to the extent that such delay or failure is caused by force majeure (as defined in clause 12.2) and the time for performance of the relevant obligation(s) shall be extended accordingly.

12.2         Definition of force majeure

For the purpose of this clause, “force majeure” means any circumstances not within the reasonable control of the party concerned including, without limitation:

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(A)          any strike, lockout or other industrial action,; any destruction, permanent breakdown, malfunction or damage of or to any premises, plant, equipment or materials;

(B)           any action taken by a governmental or public authority of any kind, including, without limitation, not granting a consent, exemption, approval or clearance or imposing an embargo, export or import restriction, rationing, quota or other restriction or prohibition;

(C)           any civil commotion or disorder, riot, invasion, war, threat of or preparation for war;

(D)          any accident, fire, or explosion, (other than in each case, one caused by a breach of contract by or assistance of the party concerned) storm, flood, earthquake, subsidence, epidemic or other natural physical disaster.

12.3         Obligations of affected party

A party whose performance of its obligations under this Agreement is delayed or prevented by force majeure:

(A)          shall immediately notify the other party of the nature, extent, effect and likely duration of the circumstances constituting the force majeure;

(B)          shall use all reasonable endeavours to minimise the effect of the force majeure on its performance of its obligations under this Agreement including the making of any alternative arrangements for resuming the performance of its obligations which may be practicable without incurring material additional expense; and

(C)          shall, subject to clause 12.4, immediately after the cessation of the force majeure, notify the other party thereof and resume full performance of its obligations under this Agreement.

12.4         Termination for force majeure

If any force majeure delays or prevents the performance of the obligations of either party for a continuous period in excess of six months, the party not so affected shall then be entitled to give notice to the affected party to terminate this Agreement, specifying the date (which shall not be less than 30 Business Days after the date on which the notice is given) on which termination will take effect.  Such a termination notice shall be irrevocable, except with the consent of both parties, and upon termination the provisions of clause 8.3 shall apply

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PC Initials: DW  S&W Initials: GTW

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. “***” ASTERISKS DENOTE SUCH OMISSIONS.

IN WITNESS whereof each of the parties has executed this Agreement in a manner binding upon it the day and year first above written.

SIGNED BY Dorn Wenmwger	)	/s/ Dorn Wenmwger
)
FOR AND BEHALF OF	)
PURECIRCLE SDN. BHD.	)
in the presence of :- Annie Wong	)	/s/ Annie Wong
Dated: , 2010

SIGNED BY Grover T. Wickersham	)	/s/ Grover T. Wickersham
)
FOR AND BEHALF OF	)
SW SEED COMPANY	)
in the presence of :- Debra K. Weiner	)	/s/ Debra K. Weiner
Dated: July 27, 2010

PC Initials: DW  S&W Initials: GTW

SCHEDULE 1: PRODUCTS

1.             Dry stevia leaves

SCHEDULE 2: SPECIFICATION OF PRODUCTS

Item	Description	Specifications
1.	Major Steviol Glycosides (Major Steviol Glycosides defined as Stevioside, Rebaudioside A, Rebaudioside C and Dulcoside A)	Not less than ***%
2.	Rebaudioside A	Not less than a total of ***% of dry weight (NOTE: ***% TSG x ***% Reb A or equivalent to equal not less than ***%)
3.	Moisture	***% by weight, otherwise price shall be adjusted accordingly, but not to exceed ***%
4.	Impurities (Impurities include foreign material, e.g. stevia stems, sand, etc.)	Not more than ***% by weight
5.	Pesticides or chemical residue	***.
6.	Texture	Greenish colour
7.	Smell	Specific to dry stevia leaves
8.	Packing size	35-50 kg per bundle

PC Initials: DW  S&W Initials: GTW

SCHEDULE 3: PRICE

Item	Price

Product	For all leaf that meets the specification, the agreed price is as per below.

Price for 2011 and 2012 this contract will be no less than $*** per Kg of dried leaf meeting the minimum specifications, up to a maximum of *** metric tons per calendar year.

All Product in excess of the quantity for which Supplier is being provided a minimum price guarantee will be priced at a to be agreed upon price.

Product below specification	For leaf that does not meet specification, we will reduce the standard leaf price as per examples shown below.

Example; moisture specification is ***% - if the actual moisture content of the leaves is ***% we will reduce the price to compensate for the increased moisture content.

Likewise for TSG and Reb A. The Customer reserves the right to decrease standard leaf per kilo prices if actual TSG and Reb A content do not meet minimum specifications as set out in this agreement.

PC Initials: DW  S&W Initials: GTW